Exhibit 5.2

SIMPSON THACHER & BARTLETT LLP

2475 HANOVER STREET

PALO ALTO, CA 94304

(650) 251-5000

FACSIMILE (650) 251-5002

DIRECT DIAL NUMBER	E-MAIL ADDRESS

December 6, 2013

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

Ladies and Gentlemen:

We have acted as counsel to Microsoft Corporation, a Washington corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-184717) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $1,250,000,000 aggregate principal amount of 1.625% Notes due 2018, $1,500,000,000 aggregate principal amount of 3.625% Notes due 2023 and $500,000,000 aggregate principal amount of 4.875% Notes due 2043 (collectively, the “Securities”). The Securities will be issued under the Indenture, dated as of May 18, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by an eighth supplemental indenture thereto, dated as of December 6, 2013, between the Company and the Trustee (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

We have examined the Registration Statement. We have also examined the Indenture (including the form of the Securities contained therein) and the Underwriting Agreement, dated December 3, 2013 (the “Underwriting Agreement”), between the Company and the underwriters named therein. In addition, we have examined the originals, or duplicates or certified or conformed copies, of records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

NEW YORK	BEIJING	HONG KONG	HOUSTON	LONDON	LOS ANGELES	SÃO PAULO	SEOUL	TOKYO	WASHINGTON, D.C.

SIMPSON THACHER & BARTLETT LLP
	-2-	December 6, 2013

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture will be the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon the due execution, authentication and issuance of the Securities in accordance with the Indenture, and upon payment and delivery of the Securities in accordance with the Underwriting Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the law of the State of Washington, we have relied upon the opinion of Keith R. Dolliver, Esq., Associate General Counsel, Legal and Corporate Affairs, and Assistant Secretary of the Company, dated the date hereof, filed as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission.

SIMPSON THACHER & BARTLETT LLP
	-3-	December 6, 2013

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States and, to the extent set forth herein, the law of the State of Washington.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and to the incorporation by reference of this opinion into the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP